UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2025 (March 11, 2025)

1847 Holdings LLC
(Exact name of registrant as specified in its charter)

Delaware	001-41368	38-3922937
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

260 Madison Avenue, 8th Floor, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

(212) 417-9800
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	EFSH	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On March 11, 2025, the Second Amended and Restated Operating Agreement, as amended (the “Operating Agreement”), of 1847 Holdings LLC (the “Company”), was amended pursuant to Amendment No. 4 to Second Amended and Restated Operating Agreement (the “Amendment”), entered into by 1847 Partners LLC, as the Manager (as defined in the Operating Agreement). The Amendment was adopted by the Board of Directors of the Company on December 30, 2024 and by shareholders on March 11, 2025, as described in more detail below. The Amendment increased the number of common shares that the Company is authorized to issue from 500 million shares to 2 billion shares.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2025, the 1847 Holdings LLC 2023 Equity Incentive Plan, as previously amended (the “Plan”), was amended pursuant to Amendment No. 3 to 1847 Holdings LLC 2023 Equity Incentive Plan (the “Plan Amendment”). The Plan Amendment was adopted by the Compensation Committee of the Board of Directors of the Company on December 30, 2024 and by shareholders on March 11, 2025, as described in more detail below. The Plan Amendment increased the number of common shares reserved under the Plan to 5 million shares.

The foregoing summary of the Plan Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 11, 2025, the Company held a special meeting of shareholders (the “Special Meeting”) via live webcast. Holders of the Company’s common shares and series E preferred shares at the close of business on January 22, 2025 were entitled to vote at the Special Meeting. As of such date, there were 25,400,386 common shares and 25,400,386 series E preferred shares issued and outstanding and entitled to vote, with each common share being entitled to one (1) vote per share and each series E preferred share being entitled to one million (1,000,000) votes per share. In accordance with the provisions of the Share Designation of Series E Preferred Shares, dated December 30, 2024, all series E preferred shares that were not duly voted by proxy prior to the opening of the Special Meeting were automatically redeemed by the Company as of immediately prior to the opening of the Special Meeting. A total of 21,504,534 series E preferred shares were redeemed prior to the opening of the Special Meeting. Accordingly, there were 3,895,877,400,386 votes eligible to be cast at the Special Meeting, of which there were 3,895,856,261,813 votes present, in person or by proxy, constituting a quorum. All remaining series E preferred shares were redeemed following the Special Meeting.

Shareholders voted on five proposals at the Special Meeting. The proposals are described in detail in the Company’s definitive proxy statement, dated January 23, 2025, the relevant portions of which are incorporated herein by reference. The final results for the votes regarding each proposal are set forth below.

Proposal 1: The Company’s shareholders approved the issuance of all common shares that may be issued upon the exercise of pre-funded warrants to purchase common shares, series A warrants to purchase common shares (the “December Series A Warrants”) and series B warrants to purchase common shares (the “December Series B Warrants”) that were issued to certain purchasers on December 16, 2024, which, for the avoidance of doubt, includes all common shares that may be issued as a result of any (i) voluntary adjustment by the Company, from time to time, of the exercise price of any and all outstanding December Series A Warrants and December Series B Warrants pursuant to the terms of the December Series A Warrants and the December Series B Warrants, respectively, (ii) adjustment to the exercise price and number of common shares underlying the December Series A Warrants and the December Series B Warrants in the event of a Share Combination Event (as defined in the December Series A Warrants and the December Series B Warrants), (iii) adjustment to the exercise price and number of common shares underlying the December Series A Warrants and the December Series B Warrants following the Reset Date (as defined in the December Series A Warrants and the December Series B Warrants), (iv) adjustment to the exercise price and number of common shares underlying the December Series A Warrants and the December Series B Warrants following a Dilutive Issuance (as defined in the December Series A Warrants and the December Series B Warrants), or (iv) alternative cashless exercise pursuant to Section 2.3 of the December Series A Warrants, as well as to fully implement the adjustments contemplated by the definition of the “Floor Price” contained in the December Series A Warrants and the December Series B Warrants. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,047,059,541,815	1,686,961,686,960	33,038,033,038

Proposal 2: The Company’s shareholders approved certain adjustments to the series A warrants to purchase common shares (the “October Series A Warrants”) and the series B warrants to purchase common shares (the “October Series B Warrants”) that were issued to certain purchasers on October 30, 2024, which includes (i) an adjustment to the exercise price and the Floor Price (as defined in the October Series A Warrants) of the outstanding October Series A Warrants to $0.81 (subject to adjustments for stock splits, stock combinations, recapitalizations and similar transactions), and a corresponding increase to the number of common shares underlying the October Series A Warrants so that the aggregate exercise value shall remain unchanged, and (ii) an adjustment to the exercise price and the Floor Price (as defined in the October Series B Warrants) of the outstanding October Series B Warrants to $0.54 (subject to adjustments for stock splits, stock combinations, recapitalizations and similar transactions), and a corresponding increase to the number of common shares underlying the October Series B Warrants so that the aggregate exercise value shall remain unchanged. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,047,059,636,071	1,600,149,600,148	25,594,025,594

Proposal 3: The Company’s shareholders approved No. 4 to the Second Amended and Restated Operating Agreement of the Company to increase the number of authorized common shares to 2,000,000,000 shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,047,059,413,018	1,814,952,814,951	33,844,033,844

Proposal 4: The Company’s shareholders approved Amendment No. 3 to the 1847 Holdings LLC 2023 Equity Incentive Plan to increase the share reserve to 5,000,000 common shares. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,047,059,484,532	1,750,698,750,697	26,584,026,584

Proposal 5: The Company’s shareholders approved a proposal to adjourn the Special Meeting to a later date if necessary to solicit additional proxies if there are not sufficient votes to approve any of the foregoing proposals at the time of the Special Meeting, or any adjournment or postponement thereof. The votes regarding this proposal were as follows:

Votes For	Votes Against	Abstentions
2,047,059,096,667	1,686,050,686,049	32,537,032,537

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Amendment No. 4 to Second Amended and Restated Operating Agreement
10.1	Amendment No. 3 to 1847 Holdings LLC 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	1847 HOLDINGS LLC

/s/ Ellery W. Roberts
	Name:	Ellery W. Roberts
	Title:	Chief Executive Officer

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